                                                                   EXHIBIT 10.14

                                 PROVESA, INC.

                           DATA PROCESSING AGREEMENT


This DATA PROCESSING AGREEMENT is made and entered into as of the _____ day of _______________, 19___, by and between
_______________________________________________________________________, located at ______________________________________________________________, and its
successors (herein referred to as the "Participating Bank"), and Provesa, Inc., located at 3150 Holcomb Bridge Rd., Suite 200, Norcross, Georgia 30071 (herein referred to as the "Computer Center").

In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.   DATA PROCESSING SERVICES.  Computer Center agrees to render to
     ------------------------
     Participating Bank the data processing services described on Exhibit "A" (the "Services") for the term of this Agreement, and Participating Bank agrees to purchase the Services. This Agreement describes the general nature of the Services and the terms under which the Computer Center is to provide or make the Services available to the Participating Bank. In the event of any conflict between the language of this Agreement and any brochures, verbal representations, or other materials describing the Services, the language of this Agreement shall control.

2.   CONVERSION OF PARTICIPATING BANK'S INFORMATION.
     ----------------------------------------------

     a. Within a reasonable time following execution of this Agreement, Computer Center will undertake the programming required to covert Participating Bank's information files into a format compatible with the Computer Center systems. Participating Bank agrees to cooperate with Computer Center in this endeavor and to provide all information and assistance required for Computer Center to successfully convert Participating Bank's information files to a form compatible with Computer Center's systems and equipment so that Computer Center can provide the Services. Among other things, Participating Bank shall deliver conversion input information, in its entirety, in a mutually acceptable medium, as and when the parties agree.

     b. Computer Center shall determine, in accordance with its normal acceptance procedures, when Participating Bank's information files have been successfully converted and when the Services to be provided by Computer Center to Participating Bank are operational and available for Participating Bank's use. Participating Bank agrees to review and check the information converted by Computer Center within ten (10) days after notice to Participating Bank of Computer Center's completion of conversion. Computer Center reserves the right to postpone conversion of Participating Bank's information files if Participating Bank is late in delivering its conversion input information or if any other circumstances arise that might jeopardize the successful completion of Participating Bank's information conversion or the processing of the Participating Bank's following day's transactions for any other customers of Computer Center.

     c. In the event the conversion process is stopped, cancelled, or suspended by Participating Bank, Participating Bank agrees to pay Computer Center all labor costs, expenses, and charges incurred by Computer Center in preparing to perform under this Agreement. Computer Center shall submit to Participating Bank an itemized statement of all such charges and Participating Bank agrees to pay said statement prior to the return to Participating Bank of any conversion input information or data provided to Computer Center and, in any event, within thirty (30) days after receipt.

     d. Computer Center shall provide to Participating Bank training for a maximum of five (5) working days so that Participating Bank may fully utilize the Services provided by Computer Center at the time of conversion of Participating Bank's information.

3.   INPUT AND OUTPUT DATA.  Participating Bank shall be responsible for
     ---------------------
     providing to Computer Center all input data and other information necessary for Computer Center to perform the Services and to prepare those reports described on attached Exhibit "C" (the "Reports"). The input data shall be transmitted by Participating Bank to Computer Center in a format acceptable to Computer Center via an approved telecommunication method and system. Participating Bank is solely responsible for the accuracy and delivery of all information to be provided to Computer Center for processing. Computer Center agrees to provide Participating Bank with Reports at such times as are described on Exhibit "C", provided, however, that in any event Computer Center shall have a reasonable amount of time after receipt of the input data from Participating Bank to process such data. All Reports shall be delivered by Computer Center to Participating Bank by telecommunications to a remote printer designated by Participating Bank. The design and format of any Reports or forms to be prepared by Computer Center must be approved by Computer Center.

4.   TERM.  This Agreement shall begin on the date hereof and shall remain in
     ----
     effect for a period of three (3) years (the "Term") following the first full calendar month in which any Services commonly known as processing services are provided by Computer Center to Participating Bank, as evidenced by the billing records of Computer Center. This Agreement shall automatically renew for the same Term unless written notice of termination is delivered by either party to the other at least one hundred eighty (180) days prior to the original expiration date or subsequent renewal expiration dates of the Agreement.

5.   ASSISTANCE FROM PARTICIPATING BANK.  In addition to the input data to be
     ----------------------------------
     delivered by Participating Bank pursuant to paragraph 3 above, Computer Center's performance of the Services may, from time to time, require data, documents, descriptions or acts to be furnished by, or to be qualified or processed in part by, the Participating Bank or its personnel. Computer Center agrees to give prompt notice of such requirements to Participating Bank, and Participating Bank agrees to furnish such data, documents, descriptions or acts and to make such personnel, records and facilities available within such time or times after its receipt of such notice and in such manner as shall be reasonably necessary to enable the Computer Center to perform the Services.

6.   COMMUNICATIONS.  Participating Bank shall bear all risk of loss or damage
     --------------
     to items, records, other input data, or Reports and other output data during communication or delivery of such data between the Participating Bank's office and the Computer Center. Participating Bank shall be responsible for and shall pay all charges related to communications between Participating Bank and Computer Center.

7.   EQUIPMENT.
     ---------

     a. Participating Bank agrees that it is responsible for all communications between Participating Bank and Computer Center. When communicating with, or transferring data to, or receiving data from, Computer Center, Participating Bank shall, at its own cost and expense, use and maintain only such terminals, modems and other hardware, firmware and software (hereinafter collectively referred to as the "Equipment") as may be compatible with the systems and communications networks of Computer Center. The Participating Bank's Equipment must be completely compatible with the systems and communications networks of Computer Center and, if requested by Computer Center, Participating Bank shall be responsible for providing sufficient information about the Equipment to Computer Center and for performing adequate tests to demonstrate that the Equipment is in good working order and completely compatible with the systems and communications networks of Computer Center. In the event Computer Center believes it is in its and its clients' best interest to upgrade Computer Center's systems to more efficient and capable equipment or to keep Computer Center competitive, Participating

          Bank agrees to acquire any Equipment necessary to keep Participating Bank and Computer Center fully compatible.

     b. Unless otherwise agreed by the parties, Computer Center shall schedule and arrange for the communications services, including communications equipment installation, with the communication provider.
          Participating Bank shall be responsible for paying all charges imposed by the provider of the communications equipment, such as the telephone company, for the Equipment installation, as well as for any charges for additional connections or changes to locations or future services. Computer Center shall not be responsible for the reliability or continued availability of the telephone lines, communications facilities, or electrical power used by Participating Bank in utilizing the Services provided by Computer Center hereunder.
          Computer Center will cooperate with communications vendors as appropriate so that communications between Participating Bank and Computer Center facilities function properly.

8.   LIMITATION OF LIABILITY.
     -----------------------

     a. Computer Center shall not be responsible for any failure in providing the Services, any delays in processing, or any failure or delay in the delivery of any Reports that may be caused, in whole or in part, by strikes, lockouts, riots, epidemics, governmental actions or regulations, natural disaster, fire, inclement weather, acts of God, computer breakdown or failure, communications failure, interruptions in telephone or electrical service, courier's failure to timely deliver, or any other causes beyond its reasonable control. In the event such delays exist without interruption for a period of more than thirty (30) days, Participating Bank or Computer Center may elect to terminate this Agreement without breach. Participating Bank is under no duty to make any payments to Computer Center for any period exceeding five (5) consecutive business days in which the Services are not performed by Computer Center as a result of a natural disaster or other phenomenon mentioned above.

     b. Computer Center's obligation to Participating Bank hereunder in performing the Services is to exercise the same degree of care and diligence used in processing information and compiling reports for its own use. Computer Center's sole responsibility to Participating Bank or any third party for any claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise), arising out of errors or omissions in the Services or Reports provided or to be provided hereunder and caused by Computer Center (provided that Participating Bank shall have promptly notified Computer Center of any such errors or omissions), shall be to furnish at Computer Center's costs the correct Services or Report and/or to correct the applicable Participating Bank files.

     c. Computer Center will make every reasonable effort to be available to provide Services during the hours referred to in paragraph 20 below. Accordingly, Computer Center's liability to Participating Bank or any third party for claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise) arising out of the unavailability or inaccessibility of Computer Center's system, or the interruption in or delay of Services provided or to be provided by Computer Center hereunder, shall be to use reasonable efforts to resume the Services as promptly as practicable, provided, however, that Computer Center shall not be responsible for communication failures caused, in whole or in part, by the incompatibility or failure of Participating Bank's Equipment or by third party telecommunication or electric lines or equipment.

     d. Computer Center shall not be liable to Participating Bank for errors resulting from defects in, or malfunctions of, the mechanical or electronic equipment used by Participating Bank or Computer Center in performing the duties and obligations contemplated in and covered by this Agreement.

     e. Computer Center shall not be liable for damages arising under this Agreement, regardless of the claim, unless such damages result from gross negligence or willful misconduct on the part of Computer Center's officers or employees, in which case Computer Center's liability will be limited to actual damages directly resulting from such gross negligence or willful misconduct. In any event, any damages for which Computer Center may be liable shall be limited to the service charges received by Computer Center from Participating Bank for Services during the twelve (12) months prior to the alleged damage. If Participating Bank desires to obtain insurance protection against any such losses, or to cover fidelity losses through an endorsement to its own blanket bond coverage, Computer Center agrees to cooperate with Participating Bank in obtaining such insurance. In the event Participating Bank recovers insurance proceeds pursuant to such insurance, such proceeds shall constitute a set off against actual damages claimed by Participating Bank that directly result from gross negligence or willful misconduct of Computer Center. It is understood that all costs and expenses of such insurance shall be paid by Participating Bank. Computer Center agrees to maintain, with coverage amounts determined by Computer Center, fidelity bond coverage with respect to any dishonest acts which may be committed by Computer Center personnel, and insurance in policy amounts and types determined by Computer Center, with respect to hazards, including losses by Computer Center from fire, disaster, and other events which may interrupt normal service.

     f. IN NO EVENT WILL COMPUTER CENTER BE RESPONSIBLE FOR SPECIAL, RELIANCE, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY ACT OR OMISSION BY COMPUTER CENTER IN CONNECTION WITH THIS AGREEMENT, EVEN IF COMPUTER CENTER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER SUCH DAMAGES ARISE IN AN ACTION AT LAW OR IN EQUITY, FOR BREACH OF CONTRACT, BREACH OF WARRANTY, PRODUCT LIABILITY, BREACH OF UCC PROVISIONS, NEGLIGENCE OR INTENTIONAL TORT. FURTHERMORE, COMPUTER CENTER SHALL NOT BE LIABLE FOR PARTICIPATING BANK'S LOST PROFITS, LOSS OF BUSINESS OPPORTUNITIES, OR FOR EXEMPLARY DAMAGES.
          THE PROVISIONS HEREOF ARE IN LIEU OF ALL WARRANTIES, EXPRESS OR IMPLIED, WHETHER OF MERCHANTABILITY, FITNESS OR OTHERWISE.

9.   COMPLIANCE WITH FEDERAL REGULATIONS.  Computer Center warrants that it
     -----------------------------------
     maintains a formal agreement with a suitable processing center to provide backup facilities capable of processing Participating Bank's data and satisfying all requirements of this Agreement. Further, Computer Center shall comply with all federal rules and regulations applicable to it relating to the conduct of its business.

10.  REVIEW OF REPORTS.  It will be the responsibility of Participating Bank to
     -----------------
     maintain audit controls and/or procedures which may be required by supervisory authorities under regulations to which the Participating Bank is subject. Balancing of input totals to computer generated output totals will be the responsibility of Participating Bank, and Computer Center accepts no responsibility for the correctness of these totals. Computer Center will exercise reasonable care and diligence in maintaining controls over the Services rendered pursuant to this Agreement.

11.  THIRD PARTY AUDIT.  Computer Center shall provide to Participating Bank a
     -----------------
     copy of the most recent third party service audit of the records of Computer Center upon request by Participating Bank and payment by Participating Bank of a reasonable and customary charge. If requested, Computer Center shall also provide to Participating Bank annual audited financial information regarding Computer Center at no charge.

12.  FEES.  In consideration of the Services provided by Computer Center,
     ----
     Participating Bank shall pay to Computer Center each month, in advance based upon the prior month's activity, those fees described on attached Exhibit "B". The fees set forth on Exhibit "B" are exclusive of any applicable taxes or assessments, however designated, which may be levied or assessed by any government or other taxing authority having jurisdiction to levy such tax upon the Services. Participating Bank agrees to pay Computer Center the amount of such taxes or assessments, whenever requested by Computer Center. The fees described on Exhibit "B" may be changed from time to time by Computer Center upon thirty (30) days prior notice to Participating Bank, provided, however, that the maximum annual increase in any fee described in Exhibit "B" shall not exceed six percent (6%). In the event the Participating Bank acquires another financial institution or branch of a financial institution, the Computer Center reserves the right to review volume growth (assets and account volume) and make necessary adjustments in pricing as may more accurately reflect the Computer Center's standard accounting pricing as described in Exhibit "B".

13.  OTHER FEES.  In the event Participating Bank requests that Computer Center
     ----------
     procure forms that are to be supplied by Participating Bank pursuant to Exhibit "C", Participating Bank shall pay to Computer Center the cost of such forms plus Computer Center's reasonable and customary markup when billed. If overtime and/or special handling is requested by Participating Bank or is required because of delays not the fault of Computer Center, Participating Bank agrees to pay Computer Center at the established rates then in effect for overtime and/or special handling for production operations and for any other out-of-pocket expense related thereto. If it is necessary for Computer Center to return the finished products to Participating Bank by special carrier or special messenger, Computer Center shall notify Participating Bank by telephone and Participating Bank shall be charged with out-of-pocket expenses incurred by Computer Center as a result of such special handling, unless Participating Bank objects to such special handling at the time it receives such notice. In the event Computer Center agrees to develop any development costs plus a reasonable markup. In addition, Participating Bank may be required to pay a license fee as agreed by the parties for such special software.

14.  CONFIDENTIALITY.
     ---------------

     a. Computer Center agrees to hold in confidence all information relating to the assets, liabilities or other business affairs of Participating Bank, or any customers of Participating Bank, which are received by Computer Center pursuant to this Agreement or in the course of rendering the Services. It is expressly agreed and understood, however, that performance of the Services will be subject to examination by regulatory authorities, including, but not limited to,
          (i) the Comptroller of Currency, (ii) the Board of Governors of the Federal Reserve System, (iii) the Board of Directors of the Federal Deposit Insurance Corporation, and (iv) the State Banking Department, and that as part of the performance of Services hereunder, Computer Center shall submit or furnish to the regulatory agencies reports, information, assurances or other data as may be required under applicable laws and regulations to which either party is subject.

     b. Participating Bank acknowledges and agrees that all computer programs, codes, and information regarding Computer Center's business operations, pricing, the terms and conditions of this Agreement, the Computer Center pricing manual and any other contract documents, the Computer Center systems, and related matters (hereinafter collectively referred to as "Proprietary Information"), are the exclusive and confidential property of Computer Center, or the third parties from whom Computer Center has secured the right to use computer programs. Participating Bank understands that the harm that could be caused to Computer Center should the Proprietary Information be disclosed to its competitors and others having no need to know the Proprietary Information. Therefore, Participating Bank agrees to hold all such Proprietary Information in strictest confidence. Proprietary Bank will instruct its employees who have access to or who use the Proprietary Information to keep same confidential by using no less than the same degree of care and discretion that Participating Bank uses with respect to its own confidential and Proprietary Information. On termination of this Agreement, Participating Bank shall return all Proprietary Information to Computer Center and shall cease to use the same for any purpose whatsoever. This paragraph shall not apply to any information furnished by Computer Center which is already in the public domain at the time of disclosure to Participating Bank or to any information independently developed by Participating Bank outside this Agreement. This provision shall survive termination of this Agreement, regardless of cause, for a period of five (5) years from date of termination.

15.  DECONVERSION.
     ------------

     a. Upon termination of this Agreement, Computer Center will dispose of all Participating Bank files still in the Computer Center's system in such manner deemed appropriate by Computer Center unless Participating Bank, prior to the date of termination, furnishes to Computer Center written instructions for the disposal of Participating Bank's files, which instructions Computer Center will, if reasonable and feasible, comply with at Participating Bank's expense. Participating Bank's master file data will be maintained by Computer Center for a period of thirty (30) days subsequent to termination, after which time it may, at the option of Computer Center, be destroyed.

     b. Deconversion information or data shall not be made available to Participating Bank until Participating Bank has first paid, in a form acceptable to Computer Center, all sums due Computer Center, including all monthly charges that might be due if deconversion occurs prior to normal expiration of this Agreement, all accrued and unpaid information processing and other charges, and all deconversion charges. Participating Bank understands that it will be billed and agrees to pay such bills for any additional services or reports provided by Computer Center after deconversion at the request of Participating Bank for audit verification or other purposes, at Computer Center's normal rates for such services or reports. Participating Bank agrees that Computer Center shall have a lien on Participating Bank's information and data until all sums due are paid in full. Release of said lien by surrender of possession by Computer Center shall not affect any claim Computer Center might have for payments due it from Participating Bank.

16.  INSPECTION.  Computer Center agrees that all records relating to
     ----------
     Participating Bank at all times shall be subject to inspection and review by Participating Bank or its auditors, designees, accountants and appropriate examiners from the applicable state and federal bank regulatory agencies, upon reasonable notice to Computer Center. Computer Center further agrees to prepare such reports, grant computer usage and permit programming examination as may be necessary to meet the audit requirements of Participating Bank. Reasonable charges shall be made to and be payable by Participating Bank for all special programming and other computer usage in excess of any programming or usage to which Participating Bank may be entitled pursuant to Exhibit "B".

17.  TITLE TO SOFTWARE.  All right, title and interest in and to any and all
     -----------------
     computer programs, and the source codes therefor, used by Computer Center in the performance of Services, including any special programs written specifically for Participating Bank, shall be and remain the property of Computer Center.

18.  PRIORITY.  Computer Center shall advise Participating Bank by letter of any
     --------
     system changes that would affect procedures or Reports. Computer Center also agrees that Participating Bank's data shall have priority for processing over any data of entities, other than banks, savings and loans, credit unions and other financial institutions.

19.  BINDING EFFECT AND ASSIGNMENT.  This Agreement and all the provisions
     -----------------------------
     hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations of either party hereunder shall be assigned or delegated by such party to any other person without prior written consent of the other party hereto, except that Computer Center (or any successor to Computer Center) may, at any time during the Term hereof, assign its rights and delegate its obligations hereunder to any subsidiary or division of

     Computer Center or any other entity which controls, is controlled by, or is under common control with Computer Center.

20.  AVAILABILITY OF SERVICES.  Computer Center's system will be available for
     ------------------------
     communication between Participating Bank and Computer Center from _______________ to ________________ (_____ days per week). Participating
     Bank's daily cut off time for items capture, file maintenance and data transmissions will be no later than ____________ each day.

21.  TERMINATION BY PARTICIPATING BANK.  The parties further agree and
     ---------------------------------
     acknowledge that there may be certain circumstances in which Participating Bank desires to discontinue Computer Center's provision of one or more of the Services prior to the expiration date of this Agreement. In such event, Computer Center will suffer substantial loss or injury that is difficult or impossible to accurately estimate. Accordingly, in an effort to liquidate in advance the sum that should represent the loss or damages which would be actually sustained by Computer Center as a result of such early termination by Participating Bank of any Services provided hereunder, the parties have agreed on the amount specified below as a reasonable pre-estimate of Computer Center's probable loss. If Participating Bank desires to discontinue any Services hereunder, Participating Bank shall give Computer Center one hundred eighty (180) days advance written notice and shall pay Computer Center an amount equal to 75% of the "estimated remaining service fees" with respect to the Services being discontinued or the monthly "minimum charge", whichever is greater, for the remainder of the Term beginning on the effective date of termination. The "estimated remaining service fees" for the Services being discontinued shall be calculated by multiplying the average monthly service fees billed for the Services being discontinued for the six (6) months immediately preceding notice of early termination by the number of months remaining under the Term of this Agreement. The "minimum charge" will be determined by Exhibit "B" of this Agreement. This amount is due per the provisions of paragraph 15(b).

22.  TERMINATION BY COMPUTER CENTER.  In the event that Computer Center desires
     ------------------------------
     to cancel this Agreement or discontinue Services hereunder, it shall give Participating Bank one hundred eighty (180) days advance written notice and this Agreement or any Service hereunder shall be cancelled in full.

23.  ENTIRE AGREEMENT.  This instrument, along with the appendices and schedules
     ----------------
     incorporated herein by reference, constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof. Representations and agreements not expressly contained or incorporated by reference herein shall not be binding upon either party as warranties or otherwise. Modifications of this Agreement must be in writing and signed by duly authorized representative of the parties.

24.  SEVERABILITY.  In the event that one or more of the provisions of this
     ------------
     Agreement is for any reason held to be invalid or unenforceable, such holdings shall not affect the remaining provisions of this Agreement.

25.  APPLICABLE LAW.  This Agreement is made and entered into in Norcross,
     --------------
     Georgia, and shall be governed by the laws of the State of Georgia.

COMPUTER CENTER:                    PARTICIPATING BANK:

PROVESA, INC.                       CLIENT'S NAME


By:____________________________     By:_______________________________
     (Signature)                         (Signature)

Name:__________________________     Name:_____________________________
     (Please Print or Type)              (Please Print or Type)

Title:_________________________     Title:____________________________

Date:__________________________     Date:_____________________________

                                  EXHIBIT "A"


SERVICES PROVIDED:

     Processes the following applications:

          Central Information File
          Demand Deposit Accounts
               NOW Accounts
               Money Market Accounts
          Line of Credit
          Savings Accounts
          Certificates for Deposits
               IRA Accounts
          Loans
               Add-On's
               Add-On GILAs
               Simple Interest
          General Ledger
          Proof and Transit
          File Folder
          Account Reconciliation
          Automated Teller Machine
          Card Management



PROVESA, INC., offers several other personal computer based financial institution packages that can be purchased for additional charges. Please contact your sales representative for additional pricing.

     They include:

          VISION Optical Disk Storage
          PROVESA, INC., Platform Automation
          BRIDGE-IT Financial Report Writer
          InfoVoice - Voice Response System



PROVESA, INC., markets various hardware for use in financial institutions. Some of these include personal computers, terminals, printers, modems, communication equipment, personal computer software, and other various products. Please contact your sales representative for additional pricing.

                                   EXHIBIT B

APPLICATION PROCESSING
----------------------

     $___ Per Account
          (DDA, Savings, Loans, CDs, General Ledger, etc.)
     $___ Per Account
          Central Information File (CIF)
     OR
     $___ Per Month Minimum

AUTOMATED TELLER MACHINE PROCESSING
-----------------------------------

     $___ Per Month Connect Fee
     $___ Per Month for each ATM includes monitoring

DEBIT CARD MANAGEMENT PROCESSING
--------------------------------

     $___ Minimum Per Month OR $___ Per Card Per Month
     $___ Per Transaction Processing

MISCELLANEOUS DATA PROCESSING CHARGES
-------------------------------------
Account Reconciliation                                                                $____                Minimum
  Reconciliation Charge                                                               $____                Per Item
Audit Confirmation Generation                                                         $____                Minimum
  Confirmation Charge                                                                 $____                Each
Magnetic Tape Reporting                                                               $____                Each
  (e.g., Credit Bureau, IRS, Insurance, Account Reconciliation)
Carriage Tape                                                                         $____                Each
Amortization Schedules                                                                $____                Each
Preprinted Customer Labels                                                            $____                Each

ITEM PROCESSING
---------------
On-us Items                                                          $___ per month minimum or $____       Each Item
Transit Items                                                        $___ per month minimum or $____       Each Item
Electronic Inclearings                                               $___ per month base fee and $____     Each Item

OTHER CHARGES
-------------
"Caption" Installation and Training*                                                  $_____
S4600 Installation and Training*                                                      $_____
Programming Services*                                                                 $_____               Per Hour
  (Minimum two hours)
Customer Support Training*
  Participating Bank's Location                                                       $_____               Per Day Per CSR
  Provesa, Inc. Facility                                                              $_____               Per Day Per Person
Data Communications or Hardware Services*
  Regular Service                                                                     $_____               Per Hour
  Emergency Service                                                                   $_____               Per Hour
Data Processing Operation Services
  Overtime/Special Handling                                                           $_____               Hour
On-Line Device Support                                                                $_____               Per Device

* Plus all out-of-pocket expenses (e.g., meals, lodging, travel). Travel will be billed at current IRS allowable rate from Provesa facility to customer site and return.

                                  EXHIBIT "C"


                                    REPORTS
                                    -------

DESCRIPTION                                             FREQUENCY

DDA
---

   Daily Transaction Recap Summary                      Daily
   Stop Pay/Hold File Maintenance                       Daily
   Stop Pay/Hold Journal                                Daily
   Stop Pay Suspects Report                             Daily
   Transfer Journal                                     Daily
   Transfer Register                                    Daily
   Teller Cash Summary                                  Daily
   Teller Transaction Analysis                          Daily
   Trial Balance and Transaction Journal                Daily
   NOW Trial Balance                                    Daily
   Money Market Trial Balance                           Daily
   Daily Overdraft Report                               Daily
   NSF Report                                           Daily
   Unposted Transactions                                Daily
   Significant Balance Changes                          Daily
   Branch Totals by Type                                Daily
   DDA Totals by Type                                   Daily
   Drawing on Today's Deposits                          Daily
   New Account Report                                   Daily
   Closed Account Report                                Daily
   Purged Accounts Report                               Daily
   Money Market Excessive Withdrawals                   Daily
   Federal Withholding Report                           Daily
   NSF Notices                                          Daily
   Overdraft Notices                                    As App.
   New Account and File Maintenance Cards               Daily
   Account Statements                                   Monthly
   Monthly New Accounts Report                          Monthly
   Monthly Closed Accounts Report                       Monthly
   Commercial Account Analysis                          Monthly

SAVINGS
-------

   Cumulative Trial Balance and Transaction Journal     Daily
   Full Trial Balance and Transaction Journal           Weekly
   Unposted Transactions                                Daily
   Significant Balance Changes                          Daily
   New Accounts Report                                  Daily
   Closed Accounts Report                               Daily
   Purged Accounts Report                               Daily
   Federal Withholding Report                           Daily
   New Account and File Maintenance Cards               Daily
   Monthly New Accounts Report                          Monthly
   Monthly Closed Accounts Report                       Monthly
   Account Statement                                    Quarterly
   Trial Balance                                        Weekly
   CD Activity Summary                                  Daily

   Reserve Requirement Report                           Daily
   CD Maturity Schedule                                 Daily
   New CD Report                                        Daily
   Closed CD Report                                     Daily
   Matured CD Report                                    Daily
   Purged CD Report                                     Daily
   Matured CDs Pending Report                           Daily
   Renewed CDs Report                                   Daily
   Transaction Posting Journal                          Daily
   CD Rate Change Report                                Daily
   Interest Payment Report                              Daily
   New CD/File Maintenance Card                         Daily
   Customer Notice of Deposit                           Daily
   Final Maturity Notice                                Daily
   Capitalization Notice                                Daily
   Automatic Renewal Notice                             Daily
   CD Checks                                            Daily
   CD Maturity Schedule                                 Monthly
   IRA Over Contribution Report                         Monthly
   Customer Statements/Combined                         Annually
   On-Line Call Reports                                 As App.

CONSOLIDATED LOANS
------------------

   New Loan Report                                      Daily
   Paid Out Loan Report                                 Daily
   On-Line Loan G/L Entries                             Daily
   Automatic G/L Entry Report                           Daily
   On-Line Control Totals                               Daily
   Loan Trial Balance                                   Weekly
   Branch Totals Report                                 Daily
   Installment Balance Control                          Daily
   Commercial Balance Control                           Daily
   Loan Activity Report(s)                              Daily
   Delinquent Loan Report                               Daily
   New/Paid Out Loan Card                               Daily
   Past Due Notices                                     As App.
   Billing Notices                                      Daily
   Collection Cards                                     As App.
   Automatic Debits and Credits                         Daily
   Automatic Debits and Credits Report                  Daily
   Delinquent Loan Cards                                Daily
   Commitment Loan Trial                                Monthly
   Delinquent Notices                                   As App.
   Rate Change Notices                                  As App.
   Rate Change Report                                   Daily
   Loan History Cards                                   As Requested
   Purged Loan Report                                   Annually
   Renewed Loan Report                                  Daily
   Platform Pending Loan Report                         Daily
   Dealer Loan Report                                   As Requested
   Loan Coupon Report                                   Weekly
   On-Line Call Reports                                 As App.
   Maturity Forecast Report                             Weekly
   Interest Rate Analysis                               Monthly
   Loan Officer Analysis                                Monthly

   Loan Insurance Report                                Monthly
   Loan FDIC Report                                     Monthly
   FASB-91 Fee Costs Reports                            Daily
   Unposted Loan Report                                 Daily
   Loan Exception Report                                Daily
   Loan Tickler Report                                  Daily

GENERAL LEDGER
--------------

   Statement of Condition (Current Period)              Daily
   Statement of Condition (Prior Period)                Daily
   Income and Expense Journal                           Daily
   Account Statements                                   Monthly


CIF AND OTHER REPORTS
---------------------

   On-Line Audit Report                                 Daily
   Employee Terminal Usage Report                       Daily
   Consolidated 1099s                                   Annually
   Consolidated 1098s and Reports                       Annually
   Consolidated IRS Mag Tape                            Annually
   Purged CIF Accounts                                  Annually
   On-Line Teller Report
   Line of Credit Trial Balance                         Daily
   Line of Credit Statements                            Daily
   Check Reconcilement Report
   Error Check Reconcilement Report
   Xmas Club Checks                                     Annually
   Xmas Club Report                                     Annually

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